                                                                     EXHIBIT 1.1



                                                                  EXECUTION COPY
================================================================================



                               PURCHASE AGREEMENT



                                  $200,000,000

                10% SERIES A SENIOR SUBORDINATED NOTES DUE 2007

                                       of

                              CCPR SERVICES, INC.

                   As Fully and Unconditionally Guaranteed by

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.



                          Dated as of January 28, 1997



              Donaldson, Lufkin & Jenrette Securities Corporation

                              Salomon Brothers Inc

                      Wasserstein Perella Securities, Inc.



================================================================================

                                                                January 28, 1997



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
SALOMON BROTHERS INC
WASSERSTEIN PERELLA SECURITIES, INC.
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York  10172


Ladies and Gentlemen:

     CCPR Services, Inc., a Delaware corporation (the "Company" or "Services"),
                                                       -------      --------
proposes to issue and sell an aggregate of $200,000,000 in principal amount of 10% Series A Senior Subordinated Notes due 2007 (the "Series A Notes") of the
                                                      --------------
Company, to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Salomon
                                                                  ---
Brothers Inc and Wasserstein Perella Securities, Inc. (collectively, the "Initial Purchasers"). The payment of principal, premium, interest and
-------------------
liquidated damages, if any, on the Series A Notes will be fully and unconditionally guaranteed (the "Guarantee") by Cellular Communications of
                                 ---------
Puerto Rico, Inc., a Delaware corporation (the "Guarantor"), on a senior
                                                ---------
subordinated basis with respect to all other indebtedness of the Guarantor. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be
                                                             ---------
dated the Closing Date (as defined herein), among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used
                                           -------
herein and not otherwise defined shall the meaning assigned to them in the Indenture.

     1. ISSUANCE OF SECURITIES. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"). The Company has prepared a preliminary offering memorandum, dated January 9, 1997 (including the documents incorporated by reference therein, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated
 -------------------------------
January 28, 1997 (including the documents incorporated by reference therein, the "Offering Memorandum" and, together with the Preliminary Offering Memorandum,
 -------------------
the "Offering  Documents"), relating to the Company, the Guarantor and the
     -------------------
Series A Notes.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE

     HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SERVICES OR ANY AFFILIATE OF SERVICES WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO SERVICES OR TO THE GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
     (A)(1),(2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO SERVICES' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND DELIVERY BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE OF A TRANSFER NOTICE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE AND, IN THE CASE OF THE FOREGOING CLAUSE (E), DELIVERY BY THE TRANSFEROR OF A LETTER OF REPRESENTATION SIGNED BY SUCH TRANSFEREE, THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, (i) the Company agrees to issue and sell the Series A Notes to the Initial Purchasers and (ii) the Initial Purchasers, severally, but not jointly, agree to purchase the Series A Notes from the Company at a purchase price of 97.25% of the principal amount of the Series A Notes (the "Purchase Price") in
                                                           --------------
the amount set forth opposite the name of such Initial Purchaser on Schedule I hereto.

     3. TERM OF OFFERING. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A
                                              --------------
Notes purchased by the Initial Purchasers hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons which the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") in transactions under
                                                   ----
Rule 144A, (ii) a limited number of other institutional "accredited investors," as defined in Rule 501(a) (1), (2), (3) and (7) under the Securities Act, that make certain representations and agreements to the Company (each, an "Accredited Institution"), in private sales exempt from
                   ----------------------
registration under the Securities Act and, (iii) non-U.S. persons outside the United States in reliance upon Regulation S ("Regulation S") under the
                                              ------------
Securities Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will
                           -------------------
offer the Series A Notes to Eligible Purchasers initially at a price equal to the purchase price set forth on the cover of the Offering Memorandum. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially
------------------------------
the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration
-----------
statement under the Securities Act (the "Exchange Offer Registration Statement")
                                         -------------------------------------
relating to (A) the Company's 10% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes") to be
      --------------                                              -----
offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer"), and (ii) a shelf registration statement
                    --------------
pursuant to Rule 415 under the Securities Act (the "Shelf Registration
                                                    ------------------
Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the
------------------------
Series A Notes, and to use their best efforts to cause any such Registration Statement to be declared effective. This Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantee are hereinafter referred to collectively as the "Operative Documents."
                                 -------------------

     4. DELIVERY AND PAYMENT. Delivery to the Initial Purchasers by the Company of, and payment by the Initial Purchasers for, the Series A Notes shall be made at 9:00 a.m., New York City time, on January 31, 1997 (the "Closing
                                                                    -------
Date") at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or at such other time or place as the Initial Purchasers and the Company shall designate.

     One or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other
                                                         ---
names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Institutions, shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds to the Company's account or as the Company may direct. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

     5. AGREEMENTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor agree with the Initial Purchasers:

          (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers within the period of time referred to in paragraph (d) below, to confirm such advice in writing, (i) of receipt of any notification with respect to the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f) hereof, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Offering Documents (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances in which they are made, not misleading. The Company and the Guarantor shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Series A Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any of the Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantor shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) Subject to paragraph (e) below, during the time period mentioned in paragraph (d) below, to furnish to the Initial Purchasers, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company and the Guarantor consent to the use of the Offering Documents, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

          (c) Not to amend or supplement the Offering Memorandum, whether before or after the Closing Date, unless (i) the Initial Purchasers have been previously advised thereof, and (ii) the Initial Purchasers have not reasonably objected thereto within five business days of being furnished a copy thereof (unless in the opinion of counsel to the Company such amendment or supplement is required by law); and to prepare, promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum that the Initial Purchasers deem necessary or advisable in connection with Exempt Resales.

          (d) Subject to paragraph (e) below, if, after the date hereof and prior to the completion of any Exempt Resale by the Initial Purchasers, in the opinion of counsel for the Initial Purchasers, any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Memorandum to comply with any law or to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, the Company and the Guarantor agree to promptly (i) prepare an appropriate amendment or supplement to the Offering Memorandum and (ii) furnish the Initial Purchasers with such number of copies of the Offering Memorandum, as amended or supplemented, as the Initial Purchasers may reasonably request.

          (e) Prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Notes, subject to the terms of the Registration Rights Agreement, the Company and the Guarantor agree (A) to periodically amend or supplement the Offering Memorandum so that the information contained in the Offering Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Offering Memorandum when necessary to reflect any material changes in the information provided therein so that the Offering Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Offering Memorandum is so delivered, not misleading and (C) to provide the Initial Purchasers with such number of copies of each such amended or supplemented Offering Memorandum, as the Initial Purchasers may reasonably request.

          Following the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement and for so long as the Notes are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Notes, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and
     (C) to provide the Initial Purchasers with such number of copies of each amendment or supplement filed and such other documents, including, as provided in the Registration Rights Agreement, opinions of counsel and "comfort" letters, as the Initial Purchasers may reasonably request.

          The Company and the Guarantor hereby expressly acknowledge that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(e).

          (f) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification of the Series A Notes for offer and sale by the Initial Purchasers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request, to continue such qualification in effect so long as reasonably required for Exempt Resales of the Series A Notes and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, however, that the Company and the Guarantor shall not be required to qualify as a foreign corporation where they are not now so qualified or to take any action which would subject them to the service of process in suits or to taxation, other than as to matters and transactions relating to the offer and sale of the Notes, in any jurisdiction where they are not now so subject.

          (g) So long as any of the Notes are outstanding, to deliver to the Initial Purchasers, promptly upon their becoming available, (i) copies of all current, regular and periodic reports filed by the Company and the Guarantor with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and
     (ii) copies of each report or other publicly available information of the Company and the Guarantor mailed to the holders of Notes and such other publicly available information concerning the Company, the Guarantor and their direct and indirect subsidiaries (each, a "Subsidiary" and,
                                                      ----------
     collectively, the "Subsidiaries") as the Initial Purchasers may reasonably
                        ------------
     request.

          (h) To use the proceeds from the sale of the Series A Notes substantially in the manner specified in the Offering Documents (and any amendments or supplements thereto) under the caption "Use of Proceeds."

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with:

               (1) the preparation, printing, filing and distribution under the Securities Act of the Offering Documents (including, without limitation, financial statements and exhibits) and all amendments and supplements to any of them;

               (2) the printing and delivery of the Operative Documents, the preliminary and supplemental Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (including in each case any reasonable disbursements of counsel to the Initial Purchasers relating to such printing and delivery);

               (3) the issuance and delivery by the Company of the Series A Notes to the Initial Purchasers;

               (4) the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of counsel to the Initial Purchasers relating to such registration or qualification and memoranda relating thereto);

               (5) furnishing such copies of the Offering Documents (including all documents incorporated by reference therein) and all amendments and supplements thereto as may be reasonably requested for use in connection with the Exempt Resales;

               (6) the rating of the Notes by rating agencies, if any;

               (7) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL");
                   ------

               (8) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; and

               (9) the performance by the Company and the Guarantor of their obligations under this Agreement (including, without limitation, the fees of the Trustee, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Notes and all expenses and taxes incident to the sale and delivery of the Notes to the Initial Purchasers other than any transfer taxes on resales by the Initial Purchasers).

          (j) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared by the Company and the Guarantor, a copy of any consolidated financial statements of the Company and the Guarantor for any period subsequent to the period covered by the financial statements appearing in the Offering Documents.

          (k) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Series A Notes other than the Offering Documents.

          (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of Series A Notes.

          (m) For so long as Notes remain outstanding or until all of the Notes may be sold pursuant to Rule 144(k) under the Securities Act, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Eligible Purchaser or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

          (n) To comply with their agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Series A Notes by DTC for "book-entry" transfer.

          (o) To use their best efforts to effect the inclusion of the Series A Notes in PORTAL.

          (p) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company and the Guarantor prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the issuance of the Guarantee.

          (q) Not to engage in any directed selling efforts with respect to the Notes within the meaning of Regulation S, and that the Company, the Guarantor and each person acting on their behalf has complied and will comply with the offering restrictions requirement of Regulation S.

          (r) During the period beginning from the date hereof and continuing to and including the date that is 60 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (other than the Series B Notes) that are substantially similar to the Series A Notes including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Notes or any such substantially similar securities (other than pursuant to employee or director stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, in each case as described in the Offering Memorandum under the heading "Capitalization" or in the financial statements included therein), without the prior written consent of DLJ, on behalf of the Initial Purchasers.

          (s) Not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, without the prior approval of DLJ.

     6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor, jointly and severally, represent and warrant to the Initial Purchasers that:

          (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum as of its date does not and as of the Closing Date will not, and any amendment or supplement thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Offering Documents (or any amendment or supplement thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of any Initial Purchaser through such Initial Purchaser expressly for use therein. No stop order preventing the use of the any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, have been issued.

          (b) Each of the Company, the Guarantor and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate or partnership power and authority to carry on its business as it is currently being conducted and to own its properties as described in the Offering Documents, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property legally requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Company, the Guarantor and the Subsidiaries taken as a whole (a "Material
                                                                      --------
     Adverse Effect").  All of the outstanding shares of capital stock of, or
     --------------
     other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to preemptive or similar rights and, except as described in the Offering Memorandum, all of the shares of capital stock or other equity interests in, the Subsidiaries are owned directly or indirectly by the Company or the Guarantor, free and clear of any security interest, claim, lien or encumbrance (each, a "Lien"), except as described in the Offering
                                   ----
     Memorandum, and (ii) there are no outstanding rights, warrants or options to acquire, or instruments or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any such Subsidiary.

          (c) All the outstanding shares of capital stock of the Company and the Guarantor have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

          (d) Neither the Company, the Guarantor nor any of the Subsidiaries is
     (i) in violation of its respective articles or certificate of incorporation or by-laws or other governing documents or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other agreement to which it is a party or by which it is bound or to which any of its properties is subject, except as may be described in the Offering Memorandum and except where such default would not have a Material Adverse Effect or (iii) in violation of any law, statute, rule, regulation applicable to the Company, the Guarantor or any of the Subsidiaries or of any decree of any court having jurisdiction over the Company, the Guarantor or any of the Subsidiaries, except where such violation or violations, individually or in the aggregate, would not have a
     Material Adverse Effect.   The (i) execution, delivery and performance of
     the Operative Documents by the Company and the Guarantor, (ii) compliance by the Company and the Guarantor with all provisions of the Operative Documents, and (iii) the consummation of the transactions contemplated hereby and thereby will not conflict with, or constitute a breach or a violation of any of the terms or provisions of, or a default under, (A) the articles or certificate of incorporation or by-laws or other governing documents of the Company, the Guarantor or any of the Subsidiaries, or (B) any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject, except as may be disclosed in the Offering Memorandum and except any such conflicts, breaches, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (C) any law, statute, rule, regulation, judgment or court decree applicable to the Company, the Guarantor or any of the Subsidiaries other than any violation or violations which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Except as required under the Securities Act and applicable state securities or Blue Sky laws, no consent, authorization, approval or order of, or filing or registration with, or notice to, any court or governmental agency or body which has not been made or obtained is required for the execution, delivery and performance of the Operative Documents and the valid issuance, sale and performance of the Notes and the Guarantee.

          (e) The Company and the Guarantor have all requisite corporate power and authority to enter into and perform their obligations under the Operative Documents and to issue and deliver the Notes and the Guarantee as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by state or federal laws relating to securities or by the policies underlying such laws.

          (f) The Indenture has been duly authorized by each of the Company and the Guarantor and, upon the execution and delivery by the Company and the Guarantor (and assuming the due authorization, execution and delivery by the Trustee), will constitute a legally valid and binding agreement of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Indenture will conform in all material respects to the description thereof in the Offering Memorandum.

     (g) The Company has duly authorized the Series A Notes and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Series A Notes will conform in all material respects to the description thereof in the Offering Memorandum.

          (h) The Guarantor has duly authorized the Guarantee to be endorsed on the Series A Notes and, when executed by the Guarantor and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Guarantee will be the legally valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Guarantee will conform in all material respects to the description thereof in the Offering Memorandum.

          (i) The Company has duly authorized the Series B Notes and, if executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and
     (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Series B Notes will conform in all material respects to the description thereof in the Offering Memorandum.

          (j) The Guarantor has duly authorized the Guarantee to be endorsed on the Series B Notes and, if executed by the Guarantor and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee will be the legally valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Guarantee will conform in all material respects to the description thereof in the Offering Memorandum.

          (k) The Registration Rights Agreement has been duly authorized by each of the Company and the Guarantor and, upon the execution and delivery by the Company and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will be a legally valid and binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (l) Except as set forth in the Offering Memorandum, there is no legal or governmental proceeding pending or, to the knowledge of the Company or the Guarantor, threatened to which the Company, the Guarantor or any of the Subsidiaries is a party or of which any of them or their respective properties is subject which, if adversely determined, is reasonably likely to cause a Material Adverse Effect. No material contract, agreement, instrument or document of a character required to be described in the Offering Memorandum is not so described.

          (m) Except as disclosed in the Offering Memorandum, no holder of any security of the Company has or will have any right to require registration of any security of the Company by virtue of any transaction contemplated by this Agreement.

          (n) Except as otherwise set forth in the Offering Documents, the Company, the Guarantor and each of the Subsidiaries has (i) good title to all of the properties and assets described in the Offering Documents as owned by it, free and clear of all liens (other than liens for taxes not yet due and payable), charges, encumbrances or restrictions, except such as are described in the Offering Documents or that are not reasonably likely to have a Material Adverse Effect and (ii) all governmental licenses, certificates permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except as such that are not reasonably likely to have a Material Adverse Effect. All leases to which the Company, the Guarantor or any of the Subsidiaries is a party are valid and binding against the Company, the Guarantor or such Subsidiary and no default by the Company, the Guarantor or any of the Subsidiaries has occurred and is continuing thereunder except such defaults that are not reasonably likely to have a Material Adverse Effect.

          (o) No labor dispute with the employees of the Company, the Guarantor or any of the Subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent that is reasonably likely to have a Material Adverse Effect.

          (p) The Company, the Guarantor and each of the Subsidiaries maintain reasonably adequate insurance for the conduct of their respective businesses and the value of their respective properties or otherwise self-insure in a manner consistent with industry practice or prudent business practice.

          (q) The financial statements of the Company and the consolidated financial statements of the Guarantor, together with the related schedules and notes, set forth in the Offering Documents (and any amendment or supplement thereto), present fairly the financial condition, results of operations and cash flows of the Company and the Guarantor and its consolidated Subsidiaries at the respective dates and for the respective periods indicated; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods, except as
                  ----
     described in the Offering Documents and except that the unaudited interim financial statements are subject to normal year-end adjustments; and the selected financial data included in the Offering Documents or in any supplement thereto or amendment thereof present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Documents.

          (r) Since the respective dates as of which information is given in the Offering Documents, except as otherwise stated in the Offering Documents,
     (i) there have been no transactions entered into by the Company, the Guarantor or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Guarantor and the Subsidiaries taken as a whole, (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company, the Guarantor and the Subsidiaries, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of their capital stock, and (iv) there are no liabilities or obligations of the Company, the Guarantor or the Subsidiaries, direct or indirect, contingent or matured, which are material to the Company, the Guarantor and the Subsidiaries taken as a whole, other than those reflected in the Offering Documents.

          (s) The Company, the Guarantor and the Subsidiaries possess the right to use the service mark CELLULARONE(R) and neither the Company, the Guarantor nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to such service mark which, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

          (t) Prior to and after the issuance of the Series A Notes and the Guarantee, (i) the present fair salable value of the assets of each the Company, the Guarantor and the Subsidiaries, taken as a whole, exceeded and will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including the maximum amount of liability that may reasonably be expected to result from contingent liabilities) of the Company, the Guarantor and the Subsidiaries as they become absolute and matured, (ii) the assets of the Company, the Guarantor and the Subsidiaries, taken as a whole, do not constitute and will not constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted, (iii) the Company and the Guarantor do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as they mature and (iv) the Company and the Guarantor do not intend to permit any of the Subsidiaries to, and does not believe any of the Subsidiaries will, incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

          (u) None of the Company, the Guarantor or any agent thereof (other than an Initial Purchaser or any agent, employee or representative thereof) acting on behalf of either of them has taken and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes or the Guarantee to violate Regulation G (12 C.F.R. Part
     207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

          (v) Ernst & Young LLP are independent auditors with respect to the Company, the Guarantor and the Subsidiaries as required by the Securities Act.

          (w) Neither the Company nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (x) The Company, the Guarantor and all of their affiliates have complied with all applicable provisions of Section 517.075 of the Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (y) Each certificate signed by any officer of the Company or the Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or the Guarantor, as the case may be, to each Initial Purchaser as to the matters covered thereby.

          (z) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (aa) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 7 hereof are true, (ii) that the representations of the Accredited Institutions set forth in the certificates of such Accredited Institutions in the form set forth in Annex A to the Offering Memorandum are true, (iii) compliance by the Initial Purchasers with their covenants set forth in Section 7 hereof and (iv) that each of the Eligible Purchasers is a QIB or an Accredited Institution, the purchase and resale of the Series A Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising was used by the Company or the Guarantor or any of their representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) in connection with the offer and sale of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper (other than any press release issued in connection with the Offering issued in accordance with Rule 135 of the Securities Act), magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (ab) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). The representation made in the
                                    ----
     preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the section entitled "Notice to Investors."

          (ac) None of the Company, the Guarantor, the Subsidiaries or any of their affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulations S with respect to the Notes, and the Company, the Guarantor, the Subsidiaries and their affiliates and all persons acting on their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States.

          (ad) There is no "substantial U.S. market interest" as defined in rule 902(n) of Regulation S for the Notes or any security of the same class as the Notes.

          (ae) The sale of the Series A Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     7. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. Each Initial Purchaser, severally and not jointly, represents and warrants as follows:

          (a) It is a QIB or an Accredited Institution with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) It (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to a limited number of Accredited Institutions that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Documents and pursuant to offers and sales that occur outside the United States in compliance with Regulation S.

          (c) It understands that the Company and the Guarantor, and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 9(e), (f), (g), (h) and (i) hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

          (d) Each of the Initial Purchasers agrees that, in connection with the Exempt Resales, each Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers. Each of the Initial Purchasers further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, persons who in purchasing such Series A Notes will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that it is purchasing the Series A Notes for its own account or an account with respect to which it exercises sole investment discretion and that it or such accounts are QIBs, (2) that such Series A Notes will not have been registered under the Securities Act and may be resold, pledged or otherwise transferred, only (A) (I) inside the United States to a person who the seller reasonably believes is a QIB within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144 under the Securities Act, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (IV) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (B) to the Company or the Guarantor or (C) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the Series A Note evidenced thereby of the resale restrictions set forth in (2) above. Accordingly, each of the Initial Purchasers agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Notes, and it, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (e) Each of the Initial Purchasers represents and agrees that the Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the restricted period (as defined in Regulation S) (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note (as defined in the Indenture), as contemplated by the Indenture) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act.

          (f) Each of the Initial Purchasers agrees that, at or prior to confirmation of a sale of Notes (other than a sale pursuant to Rule 144A, to Accredited Institutions in accordance with Section 3 of this Agreement or pursuant to paragraph (i) of this Section 7), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the Securities Act and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          (g) Each of the Initial Purchasers further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

          (h) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Initial Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (f) of this Section 7.

          (i) Each of the Initial Purchasers further represents and agrees that
     (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (j) Each of the Initial Purchasers agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each of the Initial Purchasers understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (k) Each of the Initial Purchasers agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, without the prior approval of the Company.

          (l) The sale of the Series A Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     Terms used in this Section 7 that have meanings assigned to them in Regulation S are used herein as so defined.

     8.  INDEMNIFICATION.

          (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold each of the Initial Purchasers and each person, if any, who controls or is under common control with any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, damages, liabilities, actions or judgments (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or any amendment or supplement thereto, or arise out of or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission (i) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Initial Purchaser specifically for use therein or (ii) made in the Preliminary Offering Memorandum, if a copy of the Offering Memorandum (as amended or supplemented, if the Company or Guarantor shall furnish the amendment or supplement thereto) was not sent or given by or on behalf of the Initial Purchasers to the person asserting any such loss, claim or liability, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes as required by the Securities Act and the Offering Memorandum (as so amended or supplemented) would have corrected in all material respects such untrue statement or omission.

          (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Initial Purchaser or any person controlling or under common control with such Initial Purchaser, based upon the Offering Documents or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Guarantor, such Initial Purchaser or any person controlling or under common control with such Initial Purchaser shall promptly notify the Company or the Guarantor in writing and the Company or the Guarantor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Initial Purchaser and payment of all reasonable fees and expenses. Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial Purchaser's expense or at the expense of any such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or the Guarantor, (ii) neither the Company nor the Guarantor has assumed the defense and employed counsel reasonably satisfactory to such Initial Purchaser within a reasonable time after notice of commencement of such action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both an Initial Purchaser or such controlling person and the Company or the Guarantor and such Initial Purchaser or such controlling person shall have been advised in writing by such counsel (with a copy to the Company or the Guarantor) that there may be one or more legal defenses available to such Initial Purchaser or such controlling person which are different from or additional to those available to the Company or the Guarantor (in which case the Company and the Guarantor shall not have the right to assume the defense of such action or proceeding on behalf of such Initial Purchaser or on behalf of such controlling person, it being understood, however, that the Company and the Guarantor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Initial Purchasers and such controlling persons, which firm shall be designated in writing by DLJ, and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of reasonably satisfactory invoices). The Company and the Guarantor shall not be liable for any settlement of any such action effected without the written consent of the Company or the Guarantor, which shall not be unreasonably withheld, but if settled with the written consent of the Company or the Guarantor or if there is a final judgment for the plaintiff, the Company and the Guarantor agree to indemnify and hold harmless such Initial Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Initial Purchaser agrees, severally but not jointly, to indemnify and hold harmless the Company, the Guarantor and their respective directors, officers, and any person controlling the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company or the Guarantor to each Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Offering Documents or any supplement or amendment to any thereof. In case any action shall be brought against the Company, the Guarantor or any of their directors, any such officers, or any such controlling person based on the Offering Documents and in respect of which indemnity may be sought against any or all of the Initial Purchasers, such Initial Purchasers shall have the rights and duties given to the Company and the Guarantor (except that if the Company or the Guarantor as provided in Section 8(b) hereof shall have assumed the defense thereof such Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company, the Guarantor and their directors, any such officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by Section 8(b) hereof.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Guarantor, and the total underwriting discounts and commissions received by the Initial Purchasers, bear to the total proceeds from the offering of the Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantor on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total fees received by such Initial Purchaser with respect to the Notes purchased by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several and not joint and are in proportion to the respective underwriting obligations hereunder.

          (e) The statements with respect to the Initial Purchasers and with respect to the offering of the Notes under the caption "Plan of Distribution," in the last paragraph on page 4 relating to stabilization and in the last paragraph on the cover page of the Offering Documents constitute the only information heretofore furnished to the Company and the Guarantor in writing on behalf of or by the Initial Purchasers expressly for use in the Offering Documents or any amendment or supplement thereto.

          (f) The obligations of the Company and the Guarantor under this
Section 8 shall be in addition to any liability that the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability that each respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act.

     9. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Guarantor contained in this Agreement shall be true and correct on the date hereof and the Closing Date, with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company and the Guarantor shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by the Company or the Guarantor on or prior to the Closing Date.

          (b) (1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 9:00 a.m., New York City time, on January 30, 1997, or at such later date and time as the Initial Purchasers may approve in writing;

               (2) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Notes; and

               (3) at the Closing Date, no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of any of the Series A Notes for sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company or the Guarantor, be contemplated.

          (c) (1) Since the date hereof or since the dates as of which information is given in the Offering Memorandum, there shall not have been any event that had a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) since the date of the latest balance sheet included in the Offering Memorandum, there has not been any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, in the capital stock or in the long-term debt of the Company, the

     Guarantor or any of the Subsidiaries from that set forth in the Offering Memorandum; (3) the Company, the Guarantor and the Subsidiaries shall have no liability or obligation, direct or contingent, that is required to be disclosed on a balance sheet in accordance with GAAP and that is not disclosed on the latest balance sheet included in (or otherwise disclosed in) the Offering Memorandum; and (4) the Company, the Guarantor and the Subsidiaries shall have no material liability or obligation, direct or contingent, other than those reflected in the Offering Memorandum.

          (d) The Initial Purchasers shall have received certificates of the Company and the Guarantor (satisfactory to the Initial Purchasers and counsel to the Initial Purchasers), dated the Closing Date, executed on behalf of each of the Company and the Guarantor by the President or any Vice President and a principal financial or accounting officer of the Company and the Guarantor, confirming, as of the Closing Date, all matters set forth in Section 9(a), (b), and (c).

          (e) The Initial Purchasers shall have received on the Closing Date an opinion (substantially in the following form), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Guarantor, to the effect that:

               (i) Each of the Company, the Guarantor and their subsidiaries which are listed on Exhibit A to such opinion and incorporated in Delaware (the "Delaware Subsidiaries") has been duly incorporated and is validly
           ---------------------
     existing as a corporation and in good standing under the laws of the State of Delaware. The Company and the Guarantor have the corporate power and authority to execute and deliver the Notes and the Guarantee, respectively, and to enter into and perform their respective obligations under the Operative Documents.

               (ii) The execution and delivery by the Company of the Notes, the execution by the Guarantor of the Guarantee and the execution, delivery and performance by the Company and the Guarantor of their respective obligations under each of the Operative Documents do not (a) (i) conflict with the certificate of incorporation or by-laws or other governing documents of the Company, the Guarantor and each of the Delaware Subsidiaries, or (ii) constitute a violation of or default under the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any of the Subsidiaries which is listed on Exhibit B to such opinion is a party or bound (except that such counsel need not express an opinion as to any covenant, restriction or provision with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company, the Guarantor or any of the Subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware), or (iii) result in any violation of any provision of any Applicable Laws (as hereinafter defined), or (iv) result in a violation of any judgment, order or decree of any court, regulatory body, administrative agency or governmental body or arbitrator (collectively, "Orders") of the United States, the State of New
                                ------
     York and the State of Delaware having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their properties or assets. Such counsel's opinion expressed in clause (iv) of this paragraph (e)(ii) may be based on its review of those Orders specifically identified to such counsel by the Company and the Guarantor as being Orders to which they are subject. In addition, such counsel need express no opinion with respect to any federal or state securities or Blue Sky laws or the matters on which opinions are rendered in paragraph (xi) below. "Applicable Laws" shall mean those laws, rules and regulations of the State of New York, the general corporate law of the State of Delaware and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement and the other Operative Documents, but without having made any special investigation concerning any other laws, rules or regulations.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

               (iv) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (C) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable and (D) the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company and the Guarantor are unable to comply timely with their respective registration obligations under the Registration Rights Agreement may be limited by applicable law.

               (v) The Company has duly authorized the Series A Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Series A Notes will conform to the description thereof in the Offering Memorandum, and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (C) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable and (D) the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company and the Guarantor are unable to comply timely with their respective registration obligations under the Registration Rights Agreement may be limited by applicable law.

               (vi) The Guarantor has duly authorized the Guarantee to be endorsed on the Series A Notes and, when executed and delivered in accordance with the terms of the Indenture and when the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, the Guarantee will conform to the description thereof in the Offering Memorandum, and will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (C) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable and (D) the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company and the Guarantor are unable to comply timely with their respective registration obligations under the Registration Rights Agreement may be limited by applicable law.

          (vii) The Registration Rights Agreement has been duly authorized by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (C) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws, (D) the waiver contained in Section 4.04 of the Indenture may be deemed unenforceable and (E) the enforceability, under certain circumstances, of provisions imposing a payment obligation if the Company and the Guarantor are unable to comply timely with their respective registration obligations under the Registration Rights Agreement may be limited by applicable law.

               (viii) The Company and the Guarantor are not required to be registered, as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

               (ix) The statements made in the Offering Memorandum under the headings "Description of the Notes" and "Certain Relationships and Related Transactions," insofar as they purport to constitute statements of law or legal conclusions (and assuming that the documents referred to therein are governed by the law of New York or Delaware) have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

               (x) No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Operative Documents by the Company and the Guarantor, except such as have been obtained and made under the Securities Act and such as may be required under state Blue Sky or securities laws. "Governmental Approval" means any consent, approval, license, registration with, any governmental authority pursuant to Applicable Laws.

               (xi) Assuming, without independent investigation, (1) the accuracy of the representations and warranties of the Company, the Guarantor and the Initial Purchasers set forth herein, (2) the due performance by the Company and the Guarantor of the agreements set forth herein and the due performance by the Initial Purchasers of the agreements set forth herein, (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Offering Memorandum, (4) the accuracy of the representations made in accordance with this Agreement and the Offering Memorandum of the purchasers to whom the Initial Purchasers initially resell Notes and (5) that the purchasers to whom the Initial Purchasers initially resell Notes receive a copy of the Offering Memorandum, neither the registration of the Notes under the Securities Act, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer, sale and initial resale of the Notes in the manner contemplated by this Agreement and the Offering Memorandum, it being understood that such counsel expresses no opinion as to any subsequent resale of any Note.

          In addition, such counsel shall also state that such counsel has participated in conferences with directors, officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, representatives of the Initial Purchasers and representatives of their counsel, at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although such counsel is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have made no independent check or verification thereof (except as stated in paragraph (ix) hereof), on the basis of the foregoing, no facts have come to such counsel's attention which have led such counsel to believe that on the date of this Agreement and on the Closing Date the Offering Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion or belief with respect to the financial statements and related notes and other financial, statistical and accounting data included in or excluded from the Offering Memorandum).

          Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Initial Purchasers.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion (substantially in the following form), dated the Closing Date, of special Puerto Rico counsel for the Company and the Guarantor, who shall be reasonably acceptable to the Initial Purchasers, to the effect that:

               (i) The issuance and sale of the Notes by the Company, the issuance of the Guarantee by the Guarantor and the execution, delivery and performance by the Company and the Guarantor of the Operative Documents does not result in any violation of any statute, rule or regulation of the Commonwealth of Puerto Rico or any order of any court or governmental agency or body of the Commonwealth of Puerto Rico having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their properties or assets. Such counsel's opinion expressed in this paragraph may be based on its review of those statutes, rules and regulations which, in its experience, are normally applicable to transactions of the type provided for in this Agreement, but without having made any special investigation concerning any other statutes, rules and regulations, and those orders of the type described above specifically identified to such counsel by the Company and the Guarantor as being orders to which they are subject. In addition, such counsel need express no opinion with respect to any state securities or Blue Sky laws;

               (ii) All payments made under the Notes to persons who are not residents of the Commonwealth of Puerto Rico and that are not engaged in business in the Commonwealth of Puerto Rico, apart from holding the Notes, will not be subject to a required withholding of tax under the laws of the Commonwealth of Puerto Rico; and

               (iii) The issuance and sale of the Notes by the Company, the issuance of the Guarantee by the Guarantor and the execution, delivery and performance by the Company and the Guarantor of this Agreement and the Indenture do not constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to him to which the Company, the Guarantor or any of the Subsidiaries is a party or by which the Company, the Guarantor or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of the Subsidiaries is subject or any statute, law, ordinance, rule, regulation, judgment, order or decree of any court or governmental authority of the Commonwealth of Puerto Rico having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their respective assets known to him to be applicable to the Company, the Guarantor or any of the Subsidiaries.

          (g) The Initial Purchasers shall have received on the Closing Date an opinion (substantially in the following form), dated the Closing Date, from Francisco Silva, Counsel for the Company, to the effect that:

               To the best of his knowledge, no notice has been issued and no investigation or review is pending or threatened by any governmental authority with respect to any alleged violation by the Company, the Guarantor or any of the Subsidiaries of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court or governmental authority of the Commonwealth of Puerto Rico having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their respective assets which would (individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

          (h) The Initial Purchasers shall have received on the Closing Date an opinion (substantially in the following form), dated the Closing Date, from Richard J. Lubasch, Senior Vice President-General Counsel and Secretary of the Company and the Guarantor, to the effect that:

               (i) The Company and the Guarantor have the requisite power and authority to own and to operate their businesses as described in the Offering Memorandum. The Company, the Guarantor and each of the Subsidiaries is duly qualified to do business and is in good standing under the laws of each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

               (ii) To the best of his knowledge, all of or a majority of the outstanding capital stock or other equity interests of each of the Subsidiaries is owned, directly or indirectly, by the Company or the Guarantor, free and clear of any perfected security interest, claim, lien or encumbrance, other than any such security interests which may be described in the Offering Memorandum; to the best of his knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary, except as may be described in the Offering Memorandum.

               (iii) To the best of his knowledge, except for matters that are disclosed in the Offering Documents, there are no actions, suits, investigations or other proceedings pending against the Company or the Guarantor or of which any property of the Company or the Guarantor is the subject (a) (i) in which an injunction or order has been entered preventing the issuance or sale of the Notes or the Guarantee or the execution, delivery or performance of this Agreement or the Indenture, or (ii) which seeks to restrain, enjoin or prevent the issuance of the Notes or the Guarantee or the execution, delivery or performance of this Agreement or the Indenture, or

     (iii) which questions the legality or validity of any transaction contemplated by this Agreement or which seeks to recover damages or obtain other relief in connection with any such transaction, (b) which would be reasonably expected to have a Material Adverse Effect, or (c) which is required to be described in the Offering Documents and is not so described.

               (iv) (a) None of the Company, the Guarantor or any of the Subsidiaries (i) is in violation of its respective certificate of incorporation or by-laws, or (ii) to the best of his knowledge, is in default (and no event has occurred which with notice or lapse of time, or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to him to which the Company, the Guarantor or any of the Subsidiaries is a party or to which any of their respective property or assets is subject and, (b) to the best of his knowledge, no notice has been issued and no investigation or review is pending or threatened by any governmental authority with respect to any alleged violation by the Company, the Guarantor or any of the Subsidiaries of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court or governmental authority of the United States or the State of New York having jurisdiction over the Company, the Guarantor or any of the Subsidiaries or any of their respective assets which, with respect to clauses (a) and (b), would (individually or in the aggregate) be reasonably expected to have a Material Adverse Effect.

               (v) All of the outstanding capital stock of each of the Subsidiaries has been validly authorized and issued and is fully paid and non-assessable.

          In rendering such opinion, Richard J. Lubasch may rely as to factual matters upon certificates or written statements from officers or other appropriate representatives of the Company, the Guarantor and the Subsidiaries or upon certificates of public officials and need not express any opinion with regard to the laws of any jurisdiction other than the federal law of the United States, the General Corporation Law of the State of Delaware and the law of the State of New York.

          (i) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers.

          (j) The Initial Purchasers shall have received letters from Ernst & Young LLP, independent public accountants, on the date hereof as well as on the Closing Date, substantially in the form previously approved by the Initial Purchasers, with respect to the financial statements and certain financial information contained in Offering Memorandum.

          (k) Latham & Watkins shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) The Company and the Guarantor shall have in all material respects performed or complied with any of the agreements herein contained and required to be performed or complied with by the Company and the Guarantor on or prior to the Closing Date.

          (m) The Company, the Guarantor and the Trustee shall have entered into the Operative Documents to which they are a party and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (n) On the Closing Date no condition exists that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture.

          (o) At or prior to the Closing Date, all FCC approvals required in connection with the Restructuring (as defined in the Offering Memorandum) shall have been obtained and the Company and the Guarantor shall have delivered to the Initial Purchasers evidence satisfactory to the Initial Purchasers that such FCC approvals have been obtained.

     10. DEFAULT BY AN INITIAL PURCHASER. If one or more of the Initial Purchasers shall fail or refuse to purchase and pay for any of the Notes which it or they have agreed to purchase hereunder and the aggregate amount of Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, failed or refused to purchase is not more than one-tenth of the total amount of Notes to be purchased and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for the Notes which the defaulting Initial Purchaser or Initial Purchasers have agreed but failed to purchase, in the proportion which the amount of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto bears to the total amount of Notes which all non-defaulting Initial Purchasers have agreed to purchase, or in such other proportion as the non-defaulting Initial Purchasers shall specify; provided, however, that in the event that the aggregate principal
               --------  -------
amount of Notes which the defaulting Initial Purchaser or Initial Purchasers have agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Initial Purchaser does not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Initial Purchaser, the Company or the Guarantor. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company, the Guarantor or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

     11. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at the time that the Company, the Guarantor and the Initial Purchasers execute this Agreement.

     (a) DLJ, on behalf of the Initial Purchasers, may terminate this Agreement at any time prior to the Closing Date by notice to the Company if any of the following has occurred:

          (i) since the respective dates as of which information is given in the Offering Memorandum and except as disclosed or contemplated therein, any adverse change or development involving a prospective adverse change which would cause a Material Adverse Effect, whether or not arising in the ordinary course of business, which would, in DLJ's sole judgment make it impracticable or inadvisable to market the Series A Notes;

          (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States, or any other substantial national or international calamity or emergency, if the effect of such outbreak, escalation, calamity, crisis, change or emergency would, in DLJ's sole judgment, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of securities;

          (iii) any suspension or limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or general limitation on prices for securities on any such exchange or the Nasdaq National Market if the effect of such suspension or limitation would, in DLJ's sole judgment, make it impracticable or inadvisable to market the Series A Notes;

          (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in DLJ's sole judgment causes or will cause a Material Adverse Effect;

          (v) the declaration of a general banking moratorium by either federal or New York State authorities;

          (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in DLJ's sole judgment has a material adverse effect on the financial markets in the United States and makes it impracticable or inadvisable to sell the Series A Notes;

          (vii) any of the Company's or the Guarantor's securities shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization, provided that in the case of such "watch list" placement, termination shall be permitted only if such placement would, in the judgment of DLJ, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes or materially impair the investment quality of the Series A Notes;

     (b) The respective indemnities and contribution provisions and the other agreements, representations and warranties of the Company and the Guarantor, their respective officers and directors and of the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers or any person controlling any of the Initial Purchasers or by or on behalf of the Company or the Guarantor, their respective officers or directors or any person controlling the Company or the Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement; and

     (c) If this Agreement shall be terminated by the Initial Purchasers pursuant to clause (i) of Section 11(a) or because of the failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Guarantor agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by the Initial Purchasers. Notwithstanding any termination of this

Agreement, the Company and the Guarantor shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof.

     12. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or the Guarantor, to CCPR Services, Inc., 110 East 59th Street, 26th Floor, New York, New York 10022,
Attention: Chief Financial Officer and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, and Attention: Syndicate Department, and in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Thomas H. Kennedy, Esq. and Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Philip E. Coviello, Esq., or in any case to such other address as the person to be notified may have requested in writing.

     13. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantor, the Initial Purchasers, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

     15. JURISDICTION. Each party to this Agreement hereby irrevocably consents to the personal jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States of America sitting in the Southern District of New York, in any action to enforce, interpret or construe any provision of this Agreement, and also hereby irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in either of those courts. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in either of those courts and not in any other court.

     16. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                            [Signature Page Follows]

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Guarantor and the Initial Purchasers.

                              Very truly yours,

                              CCPR SERVICES, INC.



                              By: ______________________________
                              Name:                          Title:


                              CELLULAR COMMUNICATIONS OF
                              PUERTO RICO, INC.



                              By: ______________________________
                              Name:                          Title:



Accepted and Agreed to:

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
SALOMON BROTHERS INC
WASSERSTEIN PERELLA SECURITIES, INC.


By:  Donaldson, Lufkin & Jenrette
      Securities Corporation


By: ________________________________
Name:
Title:

                                   SCHEDULE I

                                                   Amount of
                                                   Series A Notes
Initial Purchasers                                 to be Purchased
------------------                                 ---------------
Donaldson, Lufkin & Jenrette
 Securities Corporation...........................   $100,000,000
Salomon Brothers Inc..............................     80,000,000
Wasserstein Perella Securities, Inc...............     20,000,000
                                                     ------------

  Total...........................................   $200,000,000
                                                     ============

                                   EXHIBIT A

                         Registration Rights Agreement

                                       31